UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2015

EMC INSURANCE GROUP INC.
(Exact name of registrant as specified in its charter)

Iowa	0-10956	42-6234555
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

717 Mulberry Street, Des Moines, Iowa	50309
(Address of principal executive offices)	(Zip Code)

(515) 345‑2902
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders
On May 13, 2015, the Registrant held its annual meeting of stockholders (the "Annual Meeting"). At the Annual Meeting stockholders: 1) elected the five Board of Director nominees to serve as directors of the Registrant for the ensuing year, 2) approved, by a non-binding advisory vote, the compensation of the Registrant's named executive officers, and 3) ratified the appointment of Ernst & Young LLP as the Registrant's independent registered public accounting firm for the current fiscal year.
The voting results are set forth below.

Proposal 1:	Election of Directors:
					Broker
	Nominee	For	Against	Abstain	Non-Votes
	Stephen A. Crane	12,022,214	39,324	5,754	1,078,033
	Jonathan R. Fletcher	12,020,267	41,271	5,754	1,078,033
	Robert L. Howe	12,021,265	40,573	5,454	1,078,033
	Bruce G. Kelley	12,023,785	38,762	4,745	1,078,033
	Gretchen H. Tegeler	12,021,404	40,527	5,361	1,078,033

Proposal 2:	Approve, by a non-binding advisory vote, the compensation of the Registrant's named executive officers as disclosed in the proxy statement:
				Broker
	For	Against	Abstain	Non-Votes
	11,843,273	205,299	18,720	1,078,033

Proposal 3:	Ratify the appointment of Ernst & Young LLP as the Registrant's independent registered public accounting firm for the current fiscal year:
				Broker
	For	Against	Abstain	Non-Votes
	13,103,588	37,605	4,132	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized, on May 14, 2015.

EMC INSURANCE GROUP INC.
Registrant

/s/ Mark E. Reese
Mark E. Reese
Senior Vice President and
Chief Financial Officer